EX-99.B-77Q1(a)

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                      WADDELL & REED ADVISORS FUNDS, INC.

     Waddell & Reed Advisors Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a meeting held on November 15, 2000, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

     SECOND: The capital stock of the Corporation is divided into series and classes and there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as shares of capital stock as set forth in the Corporation's Articles of Incorporation.

     THIRD: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Three Billion Two Hundred Million (3,200,000,000) shares of capital stock, (par value $1.00 per share), amounting in the aggregate to a par value of Three Billion Two Hundred Million Dollars ($3,200,000,000.00). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation and classes thereof as follows:

Waddell & Reed Advisors Accumulative Fund, Class A      380,000,000 shares
Waddell & Reed Advisors Accumulative Fund, Class B       40,000,000 shares
Waddell & Reed Advisors Accumulative Fund, Class C       40,000,000 shares
Waddell & Reed Advisors Accumulative Fund, Class Y       40,000,000 shares
Waddell & Reed Advisors Bond Fund, Class A              150,000,000 shares
Waddell & Reed Advisors Bond Fund, Class B               30,000,000 shares
Waddell & Reed Advisors Bond Fund, Class C               30,000,000 shares
Waddell & Reed Advisors Bond Fund, Class Y               30,000,000 shares
Waddell & Reed Advisors Core Investment Fund,
     Class A                                          1,500,000,000 shares
Waddell & Reed Advisors Core Investment Fund, Class B 100,000,000 shares Waddell & Reed Advisors Core Investment Fund, Class C 100,000,000 shares Waddell & Reed Advisors Core Investment Fund, Class Y 250,000,000 shares Waddell & Reed Advisors Science and Technology Fund,
     Class A                                            360,000,000 shares
Waddell & Reed Advisors Science and Technology Fund,
     Class B                                             50,000,000 shares
Waddell & Reed Advisors Science and Technology Fund,
     Class C                                             50,000,000 shares
Waddell & Reed Advisors Science and Technology Fund,
     Class Y                                             50,000,000 shares

     FOURTH: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the Corporation, the Board of Directors, in accordance with Maryland General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation and classes thereof as follows:

Waddell & Reed Advisors Accumulative Fund, Class A      440,000,000 shares
Waddell & Reed Advisors Accumulative Fund, Class B       20,000,000 shares
Waddell & Reed Advisors Accumulative Fund, Class C       20,000,000 shares
Waddell & Reed Advisors Accumulative Fund, Class Y       20,000,000 shares
Waddell & Reed Advisors Bond Fund, Class A              150,000,000 shares
Waddell & Reed Advisors Bond Fund, Class B               30,000,000 shares
Waddell & Reed Advisors Bond Fund, Class C               30,000,000 shares
Waddell & Reed Advisors Bond Fund, Class Y               30,000,000 shares
Waddell & Reed Advisors Core Investment Fund,
     Class A                                          1,670,000,000 shares
Waddell & Reed Advisors Core Investment Fund, Class B 100,000,000 shares Waddell & Reed Advisors Core Investment Fund, Class C 100,000,000 shares Waddell & Reed Advisors Core Investment Fund, Class Y 100,000,000 shares Waddell & Reed Advisors Science and Technology Fund,
     Class A                                            400,000,000 shares
Waddell & Reed Advisors Science and Technology Fund,
     Class B                                             30,000,000 shares
Waddell & Reed Advisors Science and Technology Fund,
     Class C                                             30,000,000 shares
Waddell & Reed Advisors Science and Technology Fund,
     Class Y                                             30,000,000 shares

     The aggregate number of shares of all classes of stock of the Corporation remains at Three Billion Two Hundred Million (3,200,000,000) shares of capital stock, the par value remains $1.00 per share, and the aggregate value of all authorized stock remains Three Billion Two Hundred Million Dollars ($3,200,000,000.00).

     FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 15th day of November, 2000.

                              Waddell & Reed Advisors Funds, Inc.


                              /s/Kristen A. Richards
                              -----------------------------
                              Kristen A. Richards, Vice President

(Corporate Seal)



Attest:   /s/Daniel C. Schulte
          ---------------------------
          Daniel C. Schulte, Assistant Secretary


     The undersigned, Vice President of Waddell & Reed Advisors Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                         By:  /s/Kristen A. Richards
                              --------------------------
                              Kristen A. Richards, Vice President